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                                                                   EXHIBIT 99(n)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February __, 1999, in this Registration Statement on
Form N-2 under the Securities Act of 1933 (File No. 333-      ) and under the
Investment Company Act of 1940 (File No. 811-09191) and related Prospectus of MuniHoldings Insured Fund II, Inc. for the registration of shares of its Auction Market Preferred Stock.


                                        ERNST & YOUNG LLP

Princeton, New Jersey
February __, 1999